Exhibit 10.73
SECOND AMENDMENT TO
SEVERANCE BENEFIT AGREEMENT
THIS SECOND AMENDMENT TO SEVERANCE BENEFIT AGREEMENT (this “Amendment”), is entered into as of [●] (the “Effective Date”), by and between Archrock, Inc., a Delaware corporation (the “Company”), and [●] (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Severance Benefit Agreement (as defined below).
WHEREAS, the Company and the Executive have entered into that certain severance benefit agreement, dated as of November 3, 2015 (as amended, the “Severance Benefit Agreement”), which sets forth the terms and conditions relating to the Executive’s separation from employment with the Company and its affiliates in certain circumstances; and
WHEREAS, the Company and the Executive desire to amend the Severance Benefit Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby amend the Severance Benefit Agreement as follows, effective as of the Effective Date:
1.Section 3(b)(iii) of the Severance Benefit Agreement is hereby amended and restated in its entirety as follows:
“(iii) Medical Benefits. The Company shall pay the Executive a lump-sum amount on the sixtieth (60th) day after the Separation Date equal to twelve (12) months of the portion of the monthly premiums that would be payable by the Company under the Company’s group health plan following the Separation Date had the Executive’s employment not terminated, based upon the Executive’s elections as in effect on the Separation Date, together with the monthly administrative fee that would be assessed under COBRA. Should the Executive elect to continue health insurance coverage through COBRA beyond the Separation Date (for as long as COBRA permits), the Executive will be solely responsible for enrolling in such coverage, the cost of that coverage (including the associated administrative fee), and for ensuring the full amount of the premium payments are timely made. The Executive acknowledges that the lump-sum payment representing the Company’s monthly portion of the premiums and administrative fees paid to the Executive will constitute taxable income to the Executive.”
2.    This Amendment shall be and is hereby incorporated in and forms a part of the Severance Benefit Agreement.
3.    Except as amended and set forth herein, the Severance Benefit Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto, effective as of the Effective Date.

ARCHROCK, INC.

By:
Name: [__________]
Title: [__________]

EXECUTIVE

[_________]